Exhibit 5

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                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019



March 2, 2004

Mueller Industries, Inc.
8285 Tournament Drive
Suite 150
Memphis, Tennessee  38125

Ladies and Gentlemen:

We have acted as counsel to Mueller Industries, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about March 2, 2004 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of 235,000 shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), which are issuable upon the exercise of stock options granted pursuant to stock option agreements with William D. O'Hagan, Michael O. Fifer and Robert J. Pasquarelli (the "Agreements").

As counsel for the Company, we have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion the shares of Common Stock to be newly issued upon exercise of stock options granted pursuant to the Agreements have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Agreements for consideration in excess of $0.01 per share, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP